                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-02798) dated May 23, 1996 and related Prospectus of Pacific Gulf Properties Inc. (the "Company") for the registration of $112,155,139 of common and preferred stock, as amended on January 14, 1997, and to its incorporation into a registration statement on Form S-3 filed pursuant to Rule 462(b) for the registration of an additional $14,454,500 of common and preferred stock (the "462(b) Registration Statement"). We also consent to the incorporation by reference of the following into the Prospectus related to the Registration Statement (Form S-3 No. 333-02798) dated May 23, 1996, the related Prospectus Supplement dated May 20, 1996 for the registration of 2,800,000 shares of common stock, the Prospectus Supplement dated January 3, 1997 for the registration of 1,351,351 shares of preferred stock, the Prospectus Supplement dated January 15, 1997 for the registration of 2,000,000 shares of Common Stock thereunder, and the 462(b) Registration Statement of our reports; (a) dated February 9, 1996, with respect to the consolidated and combined financial statements and related financial statement schedule of the Company included in the Company's Annual Report (Form 10-K/A) for the year ended December 31, 1995; (b) dated April 30, 1996, with respect to the statement of revenues and certain expenses of Tukwila Business Park included in the Company's Current Report on Form 8-K dated May 7, 1996; (c) dated April 12, 1996, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in the Company's Current
Report on Form 8-K dated May 7, 1996; and (d) dated July 28, 1995, with respect to the combined statement of revenues and certain expenses of the Konwiser Acquisition Properties included in the Company's Current Report on Form 8-K/A dated May 7, 1996, all of which have been filed with the Securities and Exchange Commission.

We also consent to the use of our reports: (a) dated April 25, 1996, with respect to the statement of revenues and certain expenses of Bay San Marcos Industrial Park; (b) dated April 25, 1996, with respect to the statement of revenue and certain expenses of Escondido Business Center; (c) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Eden Landing Commerce Park; (d) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Riverview Industrial Park; (e) dated May 20, 1996, with respect to the statement of revenue and certain expenses of Pacific Park; (f) dated December 6, 1996, with respect to the statement of revenue and certain expenses of Miramar Business Park; (g) dated December 9, 1996, with respect to the statement of revenue and certain expenses of Algona Warehouse and
(h) dated January 3, 1997, with respect to the statement of revenue and certain expenses of Harbor Business Park, included in the Registration Statement (Form S-3 No. 333-02798 dated May 23, 1996, the related Prospectus Supplements referred to above, the Company's Current Report on Form 8-K dated January 13, 1997 and the 462(b) Registration Statement.


                                                ERNST & YOUNG LLP

Newport Beach, California
January 15, 1997